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                                                                 Exhibit 10.24

                             DATED 29 NOVEMBER 1999





                         (1) GEOFFREY STREET AND OTHERS

                          (2) PAPA JOHN'S (UK) LIMITED

                      (3) PAPA JOHN'S INTERNATIONAL, INC.






                                   AGREEMENT
                        FOR THE SALE AND PURCHASE OF THE
                         ENTIRE ISSUED SHARE CAPITAL OF
                         PERFECT PIZZA HOLDINGS LIMITED








                                   EVERSHEDS
                                   SOLICITORS

                    Senator House, 85 Queen Victoria Street
                                London EC4V 4JL
                     Tel: 0171 919 4500 Fax: 0171 919 4919

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CONTENTS


CLAUSE                                                                      PAGE
1.  INTERPRETATION.............................................................1
2.  SALE AND PURCHASE..........................................................7
3.  CONSIDERATION..............................................................7
4.  WARRANTIES.................................................................8
5.  CAPACITY AND SHARES.......................................................14
6.  RESTRICTIVE COVENANTS.....................................................15
7.  COMPLETION................................................................17
8.  GUARANTEE.................................................................20
9.  ANNOUNCEMENTS AND COSTS...................................................20
10. NOTICES...................................................................20
11. GENERAL...................................................................21
SCHEDULE 1....................................................................29
The Vendors
SCHEDULE 2....................................................................27
Details Of The Company
SCHEDULE 3
The Property..................................................................32
SCHEDULE 4....................................................................33
Non-Taxation Warranties
SCHEDULE 5....................................................................68
Taxation
SCHEDULE 6....................................................................81
Provision Regarding Retention Fund
SCHEDULE 7....................................................................81
Adjustment of Consideration

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THIS AGREEMENT is made on November 29, 1999

BETWEEN

(1)    The persons whose names and addresses are set out in column (1) of
       SCHEDULE 1 ("the Vendors"); and

(2) PAPA JOHN'S (UK) LIMITED (registered number 3872801) whose registered office is at Perfect Pizza House, The Forum, Hanworth Lane, Chertsey,
       Surrey KT16 9JX ("THE PURCHASER"); and

(3) PAPA JOHN'S INTERNATIONAL, INC., a company incorporated in the State of Delaware, U.S.A. and whose principal place of business is at P O
       Box 99900, Louisville, Kentucky, U.S.A. ("THE GUARANTOR").

RECITAL

A. Barrington House Nominees Limited is the registered holder of, in aggregate, 139,314 Cumulative Participating Preferred Ordinary Shares and 2,500,000 Cumulative Redeemable Preference Shares in the Company, as bare nominee for Wren Investments Limited and Eagle Star Insurance
       Company Limited, in respect of such number of shares as are set opposite its name in SCHEDULE 1.

B. The parties have agreed to effect the sale and purchase of the Shares on and subject to the terms set out below.

OPERATIVE CLAUSES

1.     INTERPRETATION

In this Agreement:-

1.1 the following expressions have the following meanings unless inconsistent with the context:-

       "THE ACT"                        The Companies Act 1985

       "AFFILIATE"                      In the case of the Purchaser, any
                                        holding company or subsidiary of the
                                        Purchaser or subsidiary of such holding
                                        company from time to time, in each case
                                        as defined in Section 736 Companies Act
                                        1985

                                       1

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       "A ORDINARY SHARES"              The 408,300 A ordinary shares of 10
                                        pence each in the Company registered in
                                        the name of Geoffrey Street, further
                                        details of whom appear in SCHEDULE 1

       "B ORDINARY SHARES"              The 46,000 B ordinary shares of 10 pence
                                        each in the Company registered in the
                                        name of the Trustees

       "BUSINESS DAY"                   Any day (other than Saturday or Sunday)
                                        on which clearing banks in the City of
                                        London are open for a full range of
                                        banking transactions

       "THE CASH COLLATERAL DEPOSIT"    The deposit by the Purchase with
                                        National Westminster Bank plc, to be
                                        held in a designated deposit account,
                                        of the sum of L1,622,960, such monies
                                        constituting collateral security to
                                        such bank in respect of the Loan Note
                                        Guarantee

       "C ORDINARY SHARES"              The 206,000 C ordinary shares of 10
                                        pence each in the Company registered in
                                        the name of Nicholas Miller, further
                                        details of whom appear in SCHEDULE 1

       "THE COMPANY"                    Perfect Pizza Holdings Limited,
                                        registered number 03331853 whose
                                        registered office is at Perfect Pizza
                                        House, The Forum, Hanworth Lane,
                                        Chertsey, Surrey KT169JX

       "COMPLETION"                     Completion of the sale and purchase in
                                        accordance with CLAUSE 7

       "THE CONSIDERATION"              The consideration for the sale of the
                                        Shares as stated in CLAUSE 3.1

       "THE CUMULATIVE PARTICIPATING    The 139,314 cumulative participating
       PREFERRED SHARES"                preferred ordinary shares of 10 pence
                                        each in the capital of the Company
                                        registered in the name of Barrington
                                        House Nominees Limited as set out in
                                        column (2) of SCHEDULE 1

       "THE CUMULATIVE REDEEMABLE       The 2,500,000 8% cumulative redeemable

                                       2

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       PREFERENCE SHARES"               preference shares of 50 pence each in
                                        the capital of the Company registered in
                                        the name of Barrington House Nominees
                                        Limited as bare nominee for Wren
                                        Investments and Eagle Star as referred
                                        to in Recital A

       "D ORDINARY SHARES"              The 67,000 D ordinary shares of 10 pence
                                        each in the Company registered in the
                                        name of Christopher Dyson, further
                                        details of whom appear in SCHEDULE 1

       "THE DISCLOSURE LETTER"          The letter having the same date as this
                                        Agreement from the Warrantors to the
                                        Purchaser qualifying the Warranties

       "THE DIVIDENDS"                  The Preference Dividends and the Stock
                                        Dividend

       "E ORDINARY SHARES"              The 79,700 E ordinary shares of 10 pence
                                        each in the Company registered in the
                                        name of Alan Cotterill, further details
                                        of whom appear in SCHEDULE 1

       "EAGLE STAR"                     Eagle Star Insurance Limited further
                                        details of which are set out in SCHEDULE
                                        1

       "ESCROW ACCOUNT"                 The escrow account to be established
                                        jointly between the Purchaser's
                                        Solicitors and the Vendors' Solicitors
                                        pursuant to CLAUSE 3 and SCHEDULE 6

       "F ORDINARY SHARES"              The 27,500 F ordinary shares of 10 pence
                                        each in the Company registered in the
                                        name of Martin Clayton, further details
                                        of whom appear in SCHEDULE 1

       "FINAL SALARY SCHEME"            The Perfect Pizza Limited Pension Scheme
                                        established with effect from January
                                        1996

                                       3

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       "FURTHER LOAN NOTES"             The L93,316 floating rate guaranteed
                                        loan notes 2005 of the Purchaser to be
                                        constituted by the Further Loan Note
                                        Instrument

       "FURTHER LOAN NOTE               The loan note instrument in the agreed
       INSTRUMENT"                      terms to be executed by the Purchaser
                                        creating the Further Loan Notes

       "GPP"                            The Perfect Pizza Group Personal Pension
                                        Plan established with Royal & Sun
                                        Alliance with effect from 6 April 1998

       "THE GROUP"                      Together the Company and each other
                                        company details of which are set out in
                                        SCHEDULE 2

       "GROUP MEMBER"                   Any company which is a member of the
                                        Group

       "THE LOAN NOTES"                 The L1,529,644 floating rate guaranteed
                                        loan notes 2005 of the Purchaser to be
                                        constituted by the Loan Note Instrument

       "THE LOAN NOTE GUARANTEE"        The guarantee in respect of the Loan
                                        Notes and the Further Loan Notes in the
                                        agreed terms executed by National
                                        Westminster Bank plc guaranteeing the
                                        Loan Notes and delivered at Completion

       "THE LOAN NOTE INSTRUMENT"       The loan note instrument in the agreed
                                        terms to be executed by the Purchaser
                                        creating the Loan Notes

       "MRS STREET"                     Mrs. Renee Street, further details of
                                        whom are set out in SCHEDULE 1

       "THE ORDINARY SHARES"            The Original Ordinary Shares, the A
                                        Ordinary Shares, the B Ordinary Shares,
                                        the C Ordinary Shares, the D Ordinary
                                        Shares, the E Ordinary Shares and the F
                                        Ordinary Shares

       "THE ORIGINAL ORDINARY           The 71,550 ordinary shares of 10 pence
       SHARES"                          each in the capital of the Company
                                        registered in the names of the
                                        Warrantors and Mrs Street as set out in
                                        column

                                       4

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                                        (2) of SCHEDULE 1

       "THE PENSION SCHEMES"            The Final Salary Scheme, the Perfect
                                        Pizza Limited Life Assurance Scheme and
                                        the GPP. References to "the Pension
                                        Scheme" shall where the context admits
                                        mean each of them

       "THE PREFERENCE DIVIDENDS"       The aggregate of L116,712.33 paid to
                                        Barrington House Nominees Limited on
                                        29 November 1999 in respect of the
                                        period from 1 April 1999 to 29
                                        November 1999

       "THE PURCHASER'S SOLICITORS"     Eversheds of Senator House, 85 Queen
                                        Victoria Street, London EC4V 4JL

       "RESTRICTED BUSINESS"            The selling of, or licensing or
                                        franchising of third parties to sell,
                                        pizza on a dine-in, take-away or
                                        delivery basis

       "RETENTION FUND"                 The sums to be paid into the Escrow
                                        Account pursuant to CLAUSE 3.3.3 and to
                                        be applied pursuant to SCHEDULE 6

       "THE SCOTT'S ACQUISITION         The agreement between Scott's
       AGREEMENT"                       Hospitality Limited, the Company and
                                        Perfect Pizza Limited dated 7 July 1997
                                        in relation to the acquisition by the
                                        Company of the entire issued share
                                        capital of Perfect Pizza Limited

       "THE SHARES"                     The entire issued share capital of the
                                        Company comprising the Ordinary Shares,
                                        the Cumulative Redeemable Preference
                                        Shares and the Cumulative Participating
                                        Preferred Shares

       "THE STOCK DIVIDEND"             The dividend of L75,105 with scrip
                                        dividend alternative declared by the
                                        Company on 17 November 1999

       "THE TRUSTEES"                   Geoffrey Street and Mrs Street (as
                                        trustees of the Street Family
                                        Settlement)

                                       5

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       "THE VENDORS' SOLICITORS"        Berwin Leighton Solicitors of Adelaide
                                        House, London Bridge, London EC4R 9HA

       "THE WARRANTIES"                 The warranties set out or referred to in
                                        CLAUSE 4, SCHEDULE 4 and PART 3 of
                                        SCHEDULE 5

       "THE WARRANTORS"                 The Vendors, excluding Barrington House
                                        Nominees Limited, the Trustees (in their
                                        capacity as trustees) and Mrs Street

       "THE WARRANTY INSURANCE"         The insurance policy (in the agreed
                                        terms) taken out by the Warrantors with
                                        HSBC Insurance Brokers Limited, with the
                                        Purchaser and its Affiliates (in
                                        accordance with the terms of the
                                        Warranty Insurance) named as loss
                                        payee(s) thereunder, providing insurance
                                        cover against claims of up to L10
                                        million

       "WREN INVESTMENTS"               Wren Investments Limited, further
                                        details of which are set out in SCHEDULE
                                        1

1.2 references to any statute or statutory provisions will, unless the context otherwise requires, be construed as including references to any subsequent statute or the corresponding statute or provisions of any subsequent statute in force at any time prior to Completion directly or indirectly amending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions which are in force prior to Completion;

1.3 references to persons will be construed so as to include bodies corporate, unincorporated associations and partnerships;

1.4 references to a document being "in the agreed terms" will be construed as references to that document in the form agreed and initialled by or on behalf of the Vendors and the Purchaser;

1.5 all covenants, agreements, undertakings, indemnities and warranties on the part of two or more persons are given or made by such persons severally and not jointly and severally unless the contrary is expressly stated;

1.6 references to a "customer" or "customers" shall be deemed to include a reference to a franchisee or franchisees;

1.7 the only Warranties in relation to matters referred to in PARAGRAPH 38 of SCHEDULE 4 shall be those contained in such PARAGRAPH 38;

                                       6

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1.8    references to clauses and Schedules are to clauses of an Schedules to this Agreement, and references to paragraphs are to paragraphs in the
       Schedule in which such references appear;

1.9 the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement; and

1.10 the headings and the clauses of this Agreement and to the paragraphs of the Schedules (save for the headings in SCHEDULES 1 and 3) will not affect its construction.

2.     SALE AND PURCHASE

2.1 Each of the Vendors will sell with full title guarantee, and the Purchaser will buy, the number of Shares specified opposite that Vendor's name in SCHEDULE 1.

2.2 Each of the Shares will be sold and bought free of any claim, charge, lien, encumbrance, equity or third party right, and with all rights attached or accruing to it including any rights to any dividends or other distributions declared, made or paid after the execution of this Agreement.

2.3 Each of the Vendors waives all rights of pre-emption over any of the Shares conferred by the articles of association of the Company or otherwise.

2.4 The Purchaser will not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

3.     CONSIDERATION

3.1 The Consideration for the sale of the Shares shall be the sum of L19,892,063 subject to adjustment pursuant to SCHEDULE 7.

3.2    The Consideration shall be applied as between the shares as follows:

       3.2.1 L2,500,000 shall be paid to the Barrington House Nominees Limited in respect of the purchase of the Cumulative Redeemable
              Preference Shares (the "Preference Share Consideration"); and

       3.2.2  the balance (the "Ordinary Share Consideration") shall be paid
              (subject to the said adjustment):

              3.2.2.1 as to L10,435,238 in respect of the purchase of the Cumulative Redeemable participating Preferred Shares; and

              3.2.2.2 as to L6,956,825 in respect of the purchase of the Ordinary Shares in accordance with CLAUSE 3.3

3.3    The Ordinary Share Consideration shall be paid as follows:

       3.3.1 by payment of cash to the Vendors at Completion of the aggregate sum of L14,862,419 to be applied amongst the Vendors in the amounts set opposite their respective names in column (3) of
              SCHEDULE 1;

                                      7

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       3.3.2  by the issue and allotment of L1,529,644 of Loan Notes to the Vendors at Completion in the amounts set opposite their respective names in column (4) of SCHEDULE 1:

       3.3.3  by payment of L906,684 in cash  to the Vendors' Solicitors
              (who are hereby irrevocable instructed to pay such sum to the Escrow Account to be established with Barclays Bank PLC, Pall
              Mall Business Centre, 1 Pall Mall East, London SW1Y 5AX), such amount to be adjusted and released from the Escrow Account and be paid to the Vendors (subject to SCHEDULE 7) in the proportions set opposite their respective names in column (5) of SCHEDULE 1 as determined by SCHEDULE 7.

       3.3.4 by the issue and allotment of L93,316 of Further Loan Notes to the Vendors at Completion in the amounts set opposite their respective names in column (6) of SCHEDULE 1, such Further Loan
              Notes to be cancellable pursuant to SCHEDULE 7.

3.4    The Consideration payable in cash to the Vendors on Completion or in accordance with the provisions set out in SCHEDULES 6 AND 7 shall be paid by way of a CHAPS transfer from a clearing bank to the client account of the Vendors' Solicitors with Barclays Bank Plc, Pall Mall
       Business Centre, 1 Pall Mall East, London SW1Y 5AX, sort code 20-65-82,
       account number          or by such other method as may be agreed
       between the parties.

3.5 The Vendors' Solicitors are authorised to receive the Consideration payable in cash on behalf of the Vendors and payment to them will be a good and sufficient discharge to the Purchaser and the Purchaser will not be further concerned as to the application of the moneys so paid.

4.     WARRANTIES

4.1    Each of the Warrantors:

       4.1.1 subject to the remaining provisions of this CLAUSE 4, severally warrants to the Purchaser that, save as fairly and accurately disclosed in the Disclosure Letter, the Warranties are true as at the date of this Agreement;

       4.1.2 undertakes to disclose to the Purchaser as soon as reasonably practicable after becoming aware of the same (so that the implications of the issue are readily apparent from such knowledge) anything which comes to the notice of such Warrantor which is a breach of any of the Warranties; and

       4.1.3 undertakes that, in the event of any claim being made against any of them whether under the Warranties or otherwise in connection with the sale of the Shares to the Purchaser, they will not save in the case of fraud or wilful non-disclosure in relation to a claim against a director or an employee, make any claim against any Group Member, or against any director or employee of any Group Member, on which or on whom any of them may have relied before agreeing to any term of this Agreement or authorising any statement in the Disclosure Letter, but so that this undertaking will not preclude any Warrantor from claiming against any other Warrantor under


                                      8


              any right of contribution or indemnity to which such Warrantor may be entitled.

4.2 Each of the Warranties will be construed as a separate Warranty and will not be limited or restricted by reference to, or inference from, the terms of any other Warranty or any other term of this Agreement.

4.3 In this Agreement, unless otherwise specified, where any Warranty refers to the knowledge, information, belief or awareness of the Warrantors (or similar expression), each Warrantor will be deemed to have such knowledge, information, belief or awareness as such Warrantor would have obtained had such Warrantor made reasonable and careful enquiries of Andrew Stride (in relation to matters relating to insurance and purchasing) into the subject matter of that Warranty and the knowledge, information, belief and awareness of any one of the Warrantors shall be imputed to the remaining Warrantors.

4.4 In this CLAUSE 4.4 and CLAUSE 4.5 "claim" means any claim which would (disregarding the provisions of this CLAUSE 4.4) be capable of being made against the Warrantors (or any of them) for breach of the Warranties (save those contained in Part 3 of SCHEDULE 5) or under Parts 2 or 3 of SCHEDULE 5 at any time after the execution of this Agreement. Notwithstanding the foregoing provisions of CLAUSE 4:

       4.4.1 subject to CLAUSE 4.4.7, in the event of any liability for a claim being established, each Warrantor shall only be liable for such proportion of the liability as is equal to the proportion that the Shares sold by the relevant Warrantors (Shares sold by the Trustees being deemed to be sold by Geoff Street for these purposes) bears to the total number of Shares sold by all the Warrantors (Shares sold by the Trustees being deemed to be sold by Geoff Street for these purposes), and he shall not be liable for the proportions of the other Warrantors;

       4.4.2 the aggregate liability of each of the Warrantors (including for these purposes any sums recovered under the Warranty Insurance) in respect of all claims will be limited to L10,000,000;

       4.4.3 the aggregate liability of each of the Warrantors (but so as not to include for these purposes any sums recovered under the Warranty Insurance) in respect of all claims will be limited to the consideration received by such Warrantor (or the Trustees in the case of Geoff Street) pursuant to this Agreement (Shares sold by the Trustees being deemed to be sold by Geoff Street for these purposes);

       4.4.4 save in the event of fraud or wilful non-disclosure, no liability shall arise in respect of any individual claim for less than L5,000 and unless and until the aggregate amount of all such claims (taking no account of any for less than L5,000) exceeds L50,000 in which event the Warrantors shall be liable only for the amount by which such liability exceeds L50,000;

       4.4.5 the Warrantors will have no liability in respect of any claim to the extent that the Purchaser is compensated therefor by virtue of being loss payee under the Warranty Insurance Provided always that where the relevant insurers under the Warranty Insurance have accepted the obligation to make payment in relation to all parts of a particular claim against the Warrantor and the Purchaser and the relevant insurers have agreed as to the quantum for which the insurers will be liable and the insurers make payment under the Warranty Insurance for such agreed sum, the Purchaser will not be entitled to recover any further sum in respect of such claim from the relevant Warrantor;

       4.4.6 the Warrantors will be under no liability to make any payment in respect of any claim unless written particulars of the claim (giving details of the specific matter in respect of which such claim is made together with a reasonable estimate of the amount of liability under such claim) are given to the Warrantors by the Purchaser:

              4.4.6.1 in the case of the Warranties contained in SCHEDULE 4 by 31 March 2002;

              4.4.6.2  in the case of the Warranties contained in PART 3 OF
                       SCHEDULE 5, or under PART 2 OF SCHEDULE 5, within six years from the end of the Group's current accounting period;

              Provided that no Warrantor shall be relieved of liability in the event that a claim is made prior to the relevant date referred to above in this CLAUSE 4.4.6 but is determined after such date to be excluded from coverage under the Warranty Insurance;

       4.4.7 for the avoidance of doubt the Warrantors shall have no liability in respect of a claim in the event that paragraph 5 of Schedule 7 applies;

       4.4.8 for the avoidance of doubt any Warrantor or Warrantors in respect of whose pro rata responsibility or liability to meet a claim an exclusion contained within the Warranty Insurance applies such that the whole or part of such claim against such Warrantor is not recoverable under the Warranty Insurance shall be liable hereunder to meet such unrecovered part of the claim;

       4.4.9 for the avoidance of doubt, the Warranties shall not apply in relation to the Final Salary Scheme to the extent that the Purchaser would otherwise have a claim against the Warrantors as a result of the pension deficit in the Final Salary Scheme at the date of this Agreement;

       4.4.10 in the event that all or part of a claim is excluded from recovery under the Warranty Insurance as a result of the fraud or dishonesty of or deliberate or dishonest withholding of information by two or more Warrantors, such Warrantors shall be jointly and severally liable for any such sums not so recovered.

4.5    In relation to claims:

       4.5.1 if any potential claim shall arise by reason of a liability of the Company which is contingent only, then the Warrantors shall not be under any obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual, provided always that the provisions of clause 4.4.6 shall not prejudice any rights of the Purchaser if the claim in relation to the liability at such time as it remains contingent was made within the relevant time period referred to therein;

       4.5.2 no liability shall arise to the Warrantors and the Purchaser shall not have any claim whatsoever against the Warrantors in respect of any breach of any of the Warranties:

              4.5.2.1 if and to the extent that such breach or claim occurs or is increased as a result of any legislation not in force at the date of this Agreement which takes effect retrospectively or occurs as a result of any increase in the rates of taxation in force at the date hereof or occurs as a consequence of a change in the interpretation of the law after the date hereof in any jurisdiction inside and/or outside the United Kingdom;

             4.5.2.2 if and to the extent that such breach or claim would not have arisen but for any voluntary act, omission, transaction or arrangement after completion by the Purchaser, the Company or any subsidiary or holding company (as those expressions are defined in section 736 of the Companies Act 1985) of the Purchaser otherwise than where the Purchaser, Company or any such subsidiary or holding company has been acting reasonably in the ordinary course of business of the Company as presently carried on;

             4.5.2.3 where the Purchaser or the Company is entitled to recover from some other person (other than under the Warranty Insurance) any sum in respect of any matter or event which could give or has given rise to a claim, the person so entitled shall, subject to being indemnified by the Warrantors against any costs that such person shall reasonably incur, use reasonable endeavours to recover that sum (and shall, subject as aforesaid, take such actions to do so as reasonably requested by the Warrantors provided always that the Purchaser or the Company shall not be so required to do so if such action is reasonably likely to prejudice materially the goodwill of the business of the Group taken as a whole) but shall not be obliged to do so before making a claim, and any sum recovered will reduce the amount of the claim (and, in the event of the recovery being delayed until after the claim has been satisfied by the Warrantors, shall be paid to the Warrantors, after deduction of all reasonable costs and expenses of the recovery) to the extent not already indemnified (so that payment in respect thereof has been received) by the Warrantors;


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


              4.5.2.4 to the extent that specific provision or reserve in respect thereof has been made in the Accounts
                        (as defined in SCHEDULE 4);

              4.5.2.5 if and to the extent that such liability arises as a result of changes (effected by the Purchaser or the Company after Completion) in the accounting bases or taxation policy upon which the Company or the Purchaser value their respective assets or liabilities; and

              4.5.2.6 in respect of any claim under PART 3 OF SCHEDULE 5, to the extent the provisions of paragraph 4 (other than paragraph 4.1.1.2) of SCHEDULE 5 apply.

4.6 The Purchaser shall not be entitled to recover damages in respect of any claim for breach of the Warranties or in respect of any claim under the provisions of PART 2 OF SCHEDULE 5 or otherwise obtain reimbursement or restitution more than once to the extent and in respect of the same damage suffered.

4.7 For the avoidance of doubt nothing in this CLAUSE 4 shall in any way restrict or limit the general obligation at law of the Purchaser to mitigate any loss or damage which it may suffer in consequence of any breach by the Warrantors of the terms of this Agreement.

4.8   The Purchaser confirms:

      4.8.1 that it has not relied on any warranty, convenant or undertaking of the Warrantors or any other person, save for any warranty, convenant or undertaking expressly set out or referred to in this Agreement or the Disclosure Letter nor has it relied on any representation of the Warrantors or any other party, provided that nothing in this clause shall exclude the liability of any parties for fraudulent misrepresentation or wilful concealment; and

      4.8.2 that, accordingly, it waives any right to damages or any other remedy for any warranty, convenant or undertaking of the Warrantors or any other party to this Agreement not expressly set out or referred to in this Agreement or the Disclosure Letter or any representation of the Warrantors or any other such party unless such warranty, covenant, undertaking or representation was made fraudulently or by way of wilful concealment.

4.9   No breach or breaches of any of the Warranties or the provisions of
      PART 2 OF SCHEDULE 5 shall give rise to any right of the Purchaser to rescind or terminate this Agreement following Completion or render the Warrantors liable for any consequential loss.

4.10 Any amount paid by the Warrantors in respect of any breach of any of the Warranties or under the provisions of PART 2 OF SCHEDULE 5 shall be treated as a reduction in the Consideration.

4.11 For the avoidance of doubt, the Warrantors shall not be entitled to make any agreement with the insurers as to the quantum of liability under a claim without the Purchaser's consent. If any payment is due to be made by the Warrantors in respect of any claim make under the Warranties or under the provisions of PART 2 OF SCHEDULE 5 but the insurers under the Warranty Insurance have disputed their liability to make a payment under the Warranty Insurance, no payment shall be due in respect of that liability by the Warrantors until any dispute in relation to the liability of the insurers to make a payment under the Warranty Insurance has been finally resolved, provided always that the provisions of CLAUSE 4.4.6 shall not prejudice any right of the Purchaser if the initial claim in respect of which such dispute has arisen was made within the relevant time period referred to therein. The Purchaser shall seek to recover under the Warranty Insurance in respect of any claim (and shall pursue all rights thereunder) before taking any action to recover sums in respect thereof from any individual Warrantor.

4.12 With respect to any amount which the Purchaser may claim against the Warrantors on account of a breach or alleged breach of any of the Warranties or other claim under this Agreement, the Purchaser shall not, subject to the following provision of this subclause 4.12, be entitled to set off the same against any payment due under any of the Loan Notes or Further Loan Notes. If, however, any payment is due from a Warrantor to the Purchaser howsoever incurred under this CLAUSE 4, which is not recovered under the Warranty Insurance, in the event that payment is not made by such Warrantor in full within 56 days of due payment by such Warrantor being determined, the Purchaser shall be entitled to set off (by notice in writing to the relevant Warrantor) the payment so due against the capital and accrued interest under any Loan Notes or Further Loan Notes then registered in the name of such Warrantor (or any transferee of Loan Notes or Further Loan Notes issued to such Warrantor at Completion (a "transferee")) up to a maximum amount of the amount outstanding to such Warrantor (or such transferee) under his (or his transferee's) Loan Notes and Further Loan Notes. In the event of any sum being so set off, the Loan Notes or Further Loan Notes in question shall be cancelled to the extent of the claim against the holder(s) (or original holder) thereof. At any time during such period of 56 days (and thereafter for so long as the sum remains unpaid and the Loan Notes or Further Loan Notes, as the case may be, have not been so cancelled), the Purchaser shall be entitled to serve a written notice (a "Holding Notice") on the Warrantor (with a copy sent to National Westminster Bank PLC) in respect of an equal amount of the Loan Notes and/or Further Loan Notes held by or originally issued to the Warrantor in respect of which it would (in the event of non-payment) be entitled to set off such claim as described above. No redemption of such Loan Notes and/or Further Loan Notes (or payment of interest thereon) shall be made by a Warrantor following service of a Holding Notice until the payment of such claim in full. In the event of any service of a notice upon a Warrantor under this CLAUSE 4.12, a copy of such notice shall also be served upon any relevant transferee. For the purposes of this CLAUSE 4.12, the relevant notice must be served on the Warrantor himself and accordingly the provisions of CLAUSE 10.3.2 shall not apply thereto. Such Holding Notice shall apply until the earlier of the date of settlement of the relevant sum outstanding and the date that the relevant Loan Notes and/or Further Loan Notes are cancelled in satisfaction of the liability.

4.13 Notwithstanding any other provision of CLAUSES 4.4.1 TO 4.4.7 (inclusive) of this Agreement, the provisions of CLAUSE 4.4 shall not apply to exclude or limit the liability of one of the Vendors to the extent that any claim arises by reason of any fraud or dishonest or wilful misstatement or omission by or on behalf of that Vendor.

5.    CAPACITY AND SHARES

5.1 Each party severally warrants to each other party that it has full power and authority to enter into and perform this Agreement (and any other agreement or arrangement required to be entered into by it in connection with this Agreement) and that the execution, delivery and performance by it of this Agreement and each such other agreement and arrangement will not:

      5.1.1 result in a breach of, or constitute a default under, any agreement or arrangement to which it is a party or by which it is bound; or

      5.1.2 result in a breach of any order, judgement or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound.

5.2   Each of the Warrantors severally warrants to the Purchaser that:

      5.2.1   the number of Shares set opposite his own name in column (2) of
              SCHEDULE 1 are legally and beneficially owned by him and are free from all liens, charges and encumbrances or interests in favour of or claims made by any other person and such Shares are fully paid, have been properly and validly allotted and, together with the Shares set opposite the names of the other Vendors in column (2) of SCHEDULE 1, represent the entire allotted and issued share capital of the Company;

      5.2.2 other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, any share in the capital of the Company or any other Group Member (including an option or right of pre-emption or conversion);

      5.2.3 save as disclosed in the Disclosure Letter and in respect of accrued salaries and any contract of employment, no indebtedness (actual or contingent) is outstanding and no contract or arrangement exists between any Group Member and such Warrantor (or any person connected with such Warrantor); and

      5.2.4 save as disclosed in the Disclosure Letter and in respect of accrued salaries and any contract of employment, such Warrantor is not entitled to any claim of any nature against any Group Member or any of their respective officers, employees, agents, advisers, customers or suppliers and he has not assigned to any third party the benefit of any such claim to which he was previously entitled.

5.3 Each of the Warrantors warrants to the Purchaser that, save as disclosed in the Disclosure Letter, neither he, nor so far as he is aware, any person connected with him has any interest, direct or indirect, in any business which competes with any business now carried on by any Group Member.

5.4 The Purchaser warrants to the Vendors that the Loan Notes and Further Loan Notes will be allotted and issued credited as fully paid free from all liens, charges, encumbrances, equities and claims whatsoever and ranking pari passu in all respects inter se respectively.

5.5 Each of Barrington House Nominees Limited and Mrs Street severally warrants to the Purchaser that:

      5.5.1   the number of Shares set opposite its own name in column (2) of
              SCHEDULE 1 are legally owned by it or her and that they have all authorities and powers necessary to and hereby sell all such shares free from all liens, charges and encumbrances or interests in favour of or claims made by any other person; and

      5.5.2 it or she is not entitled to any claim of any nature against any Group Member or any of their respective officers and it or she has not assigned to any third party the benefit of any such claim to which it was previously entitled.

5.6   The Trustees hereby warrant to the Purchaser that:

      5.6.1 the number of B Ordinary Shares set opposite their name in column (2) of SCHEDULE 1 are legally owned by them in their capacity as trustees of the Street Family Settlement and that they have all authorities and powers necessary to and hereby sell all such B Ordinary Shares free from all liens, charges and encumbrances or interests in favour of or claims made by any other person; and

      5.6.2 they are not entitled to any claim of any nature against any Group Member or any of their respective officers and they have not assigned to any third party the benefit of any such claim to which they were previously entitled.

6.    RESTRICTIVE COVENANTS

6.1 For the purpose of assuring to the Purchaser the full benefit of each Group Member and in consideration for the Purchaser agreeing to buy the Shares on the terms of this Agreement, each of the Warrantors undertakes to the Purchaser that (save as may be required to carry out his duties under any service or consultancy agreement with the Purchaser, the Company or any Group Member) such Warrantor will not, without the prior written consent of the Purchaser, whether directly or indirectly and whether alone or in conjunction with, or on behalf of, any other person and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise:

      6.1.1 subject to the proviso to this CLAUSE 6.1, for a period of five years immediately following Completion in the United Kingdom, canvass, solicit or approach, or cause to be canvassed, solicited or approached, for orders any person who at any time during the twelve months immediately preceding the date of Completion is or was:

              6.1.1.1 negotiating with any Group Member for the supply by any Group Member of goods or services; or

              6.1.1.2   a client or customer of any Group Member; or

              6.1.1.3   in the habit of dealing with any Group Member,

              6.1.1.4   where the orders relate to a Restricted Business.

      6.1.2 subject to the proviso to this CLAUSE 6.1, for a period of five years immediately following Completion, deal or contract, in the United Kingdom, with any person who at any time during the twelve months immediately preceding the date of Completion is or was:

              6.1.2.1 negotiating with any Group Member for the supply by any Group Member of goods or services; or

              6.1.2.2   a client or customer of any Group Member; or

              6.1.2.3   in the habit of dealing with any Group Member,

              where the dealing or contracting relates to a Restricted
              Business;

      6.1.3 for a period of five years immediately following Completion, interfere, or seek to interfere, with the continuance of supplies to any Group Member from any supplier who is a current supplier of goods and/or services to that Group Member if such interference causes or would cause that supplier to cease supplying, or materially reduce its supply of, those goods and/or services;

      6.1.4 for a period of five years immediately following Completion, solicit or entice, or endeavour to solicit or entice, away from any Group Member, or employ, any person employed in a managerial, supervisory, technical or sales capacity by, or who is or was a consultant to, or a franchisee of any Group Member at Completion;

      6.1.5 within the United Kingdom for a period of five years immediately following Completion, be engaged, concerned or interested in, or provide technical, commercial or professional advice to, any Restricted Business provided that this restriction does not apply to prevent any of the Warrantors from holding shares or other securities in any company which are quoted,listed or otherwise dealt in on a recognised stock exchange or other securities market and which confer not more than 3 per cent of the votes which could be cast at a general meeting of such company; or

      6.1.6 use in connection with any business any name which includes the name of any Group Member or any colourable imitation of it;

      Provided always that, in the case of Geoffrey Street and Nicholas Miller, a Restricted Business shall be constituted by (i) a business involving pizza delivery (a "Delivery Business") or (ii) one involving dealings with pizzas on a dine-in and/or take-away basis where such activities account for more than 20 per cent of the aggregate food and beverage turnover of the relevant business (a "Dine-In or Takeaway Business") and Provided further that the references in CLAUSES
      6.1.1, 6.1.2 AND 6.1.5 to five years
      shall be deemed, in the case of Geoffrey Street and Nicholas Miller, to be references to 4 years in respect of a Delivery Business and 2 years in respect of a Dine-In or Takeaway Business.

6.2 Each of the Warrantors acknowledges that such Warrantor has information in respect of the business and financing of Group Members and their dealings, transactions, affairs, plans and proposals, all of which information is, or may be, secret or confidential and important to such Group Members. In this CLAUSE 6 such information is called "Confidential Information" and includes, without limitation, confidential or secret information relating to each Group Member's trade secrets, know-how, ideas, business methods, finances, prices, business plans, marketing plans, development plan, manpower plans, sales targets, sales statistics, customer lists, customer relationships, computer systems and computer software. Each of the Warrantors further acknowledges that the disclosure of Confidential Information (whether directly or indirectly) to actual or potential competitors of a Group Member would place that Group Member at a competitive disadvantage and would do damage (whether financial or otherwise) to its business. Each of the Warrantors accordingly agrees to enter into the restrictions contained in CLAUSE 6.3.

6.3 Each of the Warrantors undertakes that (save as may be required to carry out his duties under any service or consultancy agreement with the Purchaser, the Company or any Group Member) such Warrantor will not at any time after Completion:

      6.3.1 disclose to any person except to those authorised by the relevant Group Member to know;

      6.3.2 use for the Warrantor's own purposes or for any purposes other than those of the relevant Group Member; or

      6.3.3 through any failure to exercise all due care and diligence cause any unauthorised disclosure of,

      any Confidential Information of a Group Member, provided that these restrictions on each Warrantor will cease to apply to information which (otherwise than through the default of such Warrantor) becomes available to the public generally.

6.4 The parties agree that each of the undertakings set out in this CLAUSE 6 is separate and severable and enforceable accordingly and if any one or more of such undertakings or part of an undertaking is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings or remaining part of the undertakings will continue in full force and effect and will bind each of the Warrantors.

7.    COMPLETION

      The sale and purchase of the Shares will be completed at the offices of the Vendors' Solicitors immediately after the execution of this Agreement when:

7.1   the Vendors will produce and deliver to the Purchaser:

      7.1.1 duly executed transfers of the Shares in favour of the Purchaser together with all relevant share certificates (or in the case of any lost certificate an indemnity reasonably satisfactory to the Purchaser in relation to it) and together also with such waivers and consents as the Purchaser may reasonably require to enable the Purchaser and its nominee(s) to be registered as the holders of the Shares;

7.1.2 transfers of or declarations of trust over all shares in any Group Member not held in the name of the Company or another Group Member duly executed in favour of the Purchaser (or as it will direct) together with share certificates in respect of all the issued shares of each Group Member other than the Company (or in the case of any lost certificate an indemnity satisfactory to the Purchaser in relation to it);

7.1.3 written resignations from Mr Paul Marson-Smith, Mr Geoffrey Street and Mr Nicholas Miller as directors of each Group Member to which they have been appointed as directors, such resignations being in the agreed terms;

7.1.4 the certificate of incorporation, any certificate(s) of incorporation on change of name, the common seal and the statutory books and registers (all entered up to date) of each Group Member;

7.1.5 evidence reasonably satisfactory to the Purchaser that any additional or deferred consideration due by the Company under the Scott's Acquisition Agreement has been paid in full;

7.1.6  all cheque books in current use of each Group Member;

7.1.7 bank statements in respect of each account of each Group Member as at the close of business on the day being 2 Business Days prior to Completion, together with a statement of outstanding cheques as at that date and drawn since that date but prior to Completion prepared by the Warrantors to show the position at Completion (listing unpresented cheques drawn or received by the relevant Group Member and standing orders payable since the date of such bank statements);

7.1.8 all mortgages or charges over the Shares or the assets (including in respect of assignments of keyman policies) of any Group Member (or any of them) duly vacated or (if the mortgages or charges also relate to other property) duly executed releases of the Shares or the assets of any Group Member (or any of them) from such mortgages or charges together with letters of non-crystallisation in relation to such charges, in each case in the agreed terms;

7.1.9 (on the part of Mr Geoffrey Street and Mr Nicholas Miller) property (if any) of each Group Member which is in the possession or under their control other than board papers issued to them in their capacity as directors of the Company (but subject always to CLAUSE 6.2);

7.1.10 a deed of release, executed by all parties thereto of all obligations under the investment agreement entered into between, inter alia, certain of the Warrantors and the Company on 7 July 1997;

7.2 each Vendor will repay, and will procure that any spouse or child of such Vendor or any company ("controlled company") of which such Vendor (and/or any such spouse or child) has control (as defined in section 840 Income and Corporation Taxes Act 1988) will repay, all amounts owed by him, her or it to any Group Member, whether due for payment or not;

7.3    the Vendors will procure that duly convened meetings are held at which:

       7.3.1 the transfers referred to in CLAUSE 7.1 (subject to stamping if not previously effected) are approved for registration in the books of the relevant Group Members;

       7.3.2 persons nominated by the Purchaser are appointed as additional directors of specified Group Members (subject to any maximum number of directors imposed by the relevant articles of association), and any person nominated by the Purchaser is appointed as secretary of specified Group Members; and

       7.3.3  the variation letters referred to in CLAUSE 7.4 are approved;

7.4 the Vendors will procure that Anthony Sherriff, Christopher Dyson and Alan Cotterill and the Company enter into variation letters in the agreed terms in respect of their terms of employment with the Company and Anthony Sherriff shall execute the stock option agreement referred to in CLAUSE 7.8;

7.5 the Purchaser will pay in accordance with CLAUSE 3 that part of the Consideration which is payable to the Vendors on Completion and as regards the Retention Fund the Purchaser and the Vendors shall take all such steps and give all such written instructions as are necessary or desirable to give effect to CLAUSE 3.3.3 and the provisions of
       SCHEDULE 6;

7.6 the Purchaser will allot and issue the Loan Notes, deliver to the relevant Vendors certificates for their respective entitlements of Loan Notes and enter their names in the register of holders of the Loan Notes and deliver a certified copy of the Loan Note Instrument, the Loan Note Guarantee and the board resolution approving the adoption of the Loan Note Instrument and the guarantee of and the creation of the Loan Notes;

7.7 the Purchaser will allot and issue the Further Loan Notes and will deliver to the relevant Vendors certificates for their respective entitlements of Further Loan Notes and will enter their names in the register of holders of the Further Loan Notes and deliver a certified copy of the Further Loan Notes Instrument, and the relevant board resolution;

7.8 the Purchaser shall deliver (and if not on Completion within 10 days of Completion) the stock option agreement in the agreed terms duly executed by the Guarantor granting to Anthony Sherriff options over 25,000 common stock of par value US$0.01 in the capital of the Guarantor; and

7.9    the Purchaser shall make the Cash Collateral Deposit.

8      GUARANTEE

       In consideration of the Vendors agreeing to enter into this Agreement with the Purchaser, the Guarantor as primary obligor guarantees (and is executing the Agreement solely to provide such guarantee) the due performance of the Purchaser's obligations under this Agreement and undertakes with the Vendors that:

8.1 if the Purchaser shall in any respect fail to implement any of its obligations hereunder or commit any breach of such obligations then the Guarantor will on demand effect such acts on behalf of the Purchaser in order to rectify such breach of the obligations and shall pay to the Vendors all monies due but not paid by the Purchaser; and

8.2 although as between the Purchaser and the Guarantor the Guarantor is a guarantor only, as between the Guarantor and the Vendors (and each of them) the Guarantor shall be deemed to be a principal obligor and not just a surety and accordingly shall not be released or discharged, nor shall its liability hereunder be prejudiced, by any forbearance or indulgence shown by the Vendors or any of them to the Purchaser whether as to payment, time, performance or otherwise any variation of the terms of this Agreement, any other agreement entered into by the Purchaser to which it is not a party, the Purchaser becoming insolvent, the enforceability or invalidity of the Purchaser's obligations under this Agreement, or (without limitation) any other thing except an express release or variation in writing from the Vendors of the Guarantor's liability.

9.     ANNOUNCEMENTS AND COSTS

9.1 After Completion no announcement concerning the transactions contemplated by this Agreement or any matter ancillary to it and no disclosure of the terms of this Agreement will (save as required by law or the regulations of the NASDAQ Stock Exchange or any other competent regulatory body) be made by the parties except with the prior written approval of the other parties, being the approval of Tony Sherriff and Chris Dyson (in each case for so long as he continues to be employed by a Group Member) in respect and on behalf of the Vendors, in each case such consent not to be unreasonably withheld or delayed, it being noted that if any such announcement does not prejudice the interests of the Vendors the same should be permitted as aforesaid.

9.2 Each party to this Agreement will bear such party's own costs and expenses relating to the preparation and completion of this Agreement, except where otherwise expressly stated or as agreed betweeen the parties.

10.    NOTICES

10.1 Any demand, notice or other communication given or made under or in connection with this Agreement will be in writing.

10.2 Any such demand, notice or other communication will, if otherwise given or made in accordance with this CLAUSE 10, be deemed to have been duly given or made as follows:

       10.2.1 if sent by recorded delivery post, or the relevant record date after the date of posting; or

       10.2.2 if delivered by hand, upon delivery at the address provided for in this CLAUSE 10; or

       10.2.3 if sent by facsimile, on the day of transmission provided that a confirmatory copy is, on the same Business Day that the facsimile is transmitted, sent by pre-paid first class post in the manner provided for in this CLAUSE 10, provided however that, if it is delivered by hand or sent by facsimile on a day which is not a Business Day or after 4pm on a Business Day, it will instead be deemed to have been given or made on the next
       Business Day.

10.3 Any such demand, notice or other communication will, in the case of service by post or delivery by hand, be addressed (subject as provided in this CLAUSE 10) to the recipient at the recipient's address stated in this Agreement or at such other address within the United Kingdom as may from time to time be notified in writing by the recipient to the sender as being the recipient's address for service, provided that:

       10.3.1 in the case of a company it may instead (at the option of the sender) be addressed to its registered office for the time being; and

       10.3.2 if given or made to any one of the Warrantors with a copy to the Vendors' Solicitors (ref: PTIN/S1586(1)) and to the Company Secretary, Gresham Trust p.l.c., One South Place, London EC2M 2GT, it will be treated as validly given or made to all of the Vendors.

10.4 Any such demand, notice or other communication will, in the case of service by facsimile, be sent to the recipient or to any person service on whom (in accordance with the foregoing provisions of this CLAUSE 10) is deemed to be service on the recipient, using a facsimile number then used by the recipient or (as the case may be) such other person at an address which (in accordance with such provisions) could have been used for service by post.

10.5   The Guarantor irrevocably appoints the Purchaser's Solicitors (ref:
       MTI/FVS) as its agent to accept, on its behalf, service of proceedings issued out of the English courts in any proceedings arising out of this Agreement. Failure by the agent to notify the Guarantor of service shall not affect the validity of service or a judgement based on it.

10.6 If the agent appointed under CLAUSE 10.5 ceases to be able to act as agent or to have an address in England, the Guarantor will appoint a substitute agent acceptable to the Vendors. If the Guarantor fails to appoint a substitute agent within 28 days of the agent ceasing to be able to act, the Vendors may serve proceedings on the Guarantor by written notice to the registered office of the Company.

11.    GENERAL

11.1 This Agreement will be binding on and will enure for the benefit of each party's successors, assigns and personal representatives (as the case may be).

11.2 Except insofar as the same have been fully performed at Completion, each of the agreements, covenants, obligations, warranties, indemnities and undertakings contained in this Agreement will continue in full force and effect notwithstanding Completion.

11.3 The parties agree that they will do all such acts and things and execute all such documents as may be required on or subsequent to Completion to vest in the Purchaser legal and beneficial ownership of the Shares in accordance with this Agreement and otherwise to give effect to its terms.

11.4 Failure or delay by any party in exercising any right or remedy under this Agreement will not in any circumstances operate as a waiver of it, nor will any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy.

11.5 Any waiver of any breach of, or any default under, any of the terms of this Agreement will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Agreement. In the event that more than one Warrantor is liable hereunder in relation to a particular matter, the Purchaser shall take all such steps as are reasonably available to it to recover any sums so due by each of such Warrantors and not from one or some only of such Warrantors.

11.6 The rights and remedies expressly provided for by this Agreement will not exclude any rights or remedies provided by law.

11.7 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which so executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.

11.8 The Purchaser shall be entitled to assign the benefit of any right or entitlement under the Warranties or Schedule 5 to any Affiliate (for so long as the Affiliate in question continues to constitute an Affiliate) but otherwise shall not be entitled to so assign the same.

11.9 The formation, existence, construction, performance, validity and all aspects whatsover of this Agreement or of any term of this Agreement shall be governed by English law. The English Courts shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

Note: The schedules referred to in this agreement have been excluded from this filing.

SIGNED by                 )
MARTIN CLAYTON            )   /s/ Anthony C. Sherriff (As Attorney)
in the presence of:       )

Witness signature:            /s/ Eliot Kate

Name:                         ELIOT KATE

Address:                      Berwin Leighton, Adelaide House, London EC4

Occupation:                   TRAINEE SOLICITOR


SIGNED by                 )
ALAN COTTERILL            )   /s/ Anthony C. Sherriff (As Attorney)
in the presence of:       )

Witness signature:            /s/ Eliot Kate

Name:                         ELIOT KATE

Address:                      Berwin Leighton, Adelaide House, London EC4

Occupation:                   TRAINEE SOLICITOR


SIGNED by                 )
NICHOLAS MILLER           )   /s/ Nicholas Miller
in the presence of:       )

Witness signature:            /s/ Eliot Kate

Name:                         ELIOT KATE

Address:                      Berwin Leighton, Adelaide House, London EC4

Occupation:                   TRAINEE SOLICITOR

SIGNED by                 )
ANTHONY SHERRIFF          )   /s/ Anthony C. Sherriff
in the presence of:       )

Witness signature:            /s/ Eliot Kate

Name:                         ELIOT KATE

Address:                      Berwin Leighton, Adelaide House, London EC4

Occupation:                   TRAINEE SOLICITOR

SIGNED by                 )
GEOFFREY STREET           )   /s/ Geoffrey G. Street
in the presence of:       )

Witness signature:            /s/ Eliot Kate

Name:                         ELIOT KATE

Address:                      Berwin Leighton, Adelaide House, London EC4

Occupation:                   TRAINEE SOLICITOR

SIGNED by                 )
RENEE STREET              )   /s/ Geoffrey G. Street (As Attorney)
in the presence of:       )

Witness signature:            /s/ Eliot Kate

Name:                         ELIOT KATE

Address:                      Berwin Leighton, Adelaide House, London EC4

Occupation:                   TRAINEE SOLICITOR


SIGNED by                 )
GORDON MCINTYRE           )   /s/ Anthony C. Sherriff (As Attorney)
in the presence of:       )

Witness signature:            /s/ Eliot Kate

Name:                         ELIOT KATE

Address:                      Berwin Leighton, Adelaide House, London EC4

Occupation:                   TRAINEE SOLICITOR


SIGNED by GEOFFREY STREET )
AND RENEE STREET AS       )   /s/ Nicholas Miller (As Attorney)
TRUSTEES OF STREET FAMILY )   /s/ Geoffrey G. Street
SETTLEMENT                )
in the presence of:       )

Witness signature:            /s/ Eliot Kate

Name:                         ELIOT KATE

Address:                      Berwin Leighton, Adelaide House, London EC4

Occupation:                   TRAINEE SOLICITOR

SIGNED by                 )
PETER SAUNDERS            )   /s/ Anthony C. Sherriff (As Attorney)
in the presence of:       )

Witness signature:            /s/ Eliot Kate

Name:                         ELIOT KATE

Address:                      Berwin Leighton, Adelaide House, London EC4

Occupation:                   TRAINEE SOLICITOR

SIGNED by                 )
CHRISTOPHER DYSON         )   /s/ Christopher C. Dyson
in the presence of:       )

Witness signature:            /s/ Eliot Kate

Name:                         ELIOT KATE

Address:                      Berwin Leighton, Adelaide House, London EC4

Occupation:                   TRAINEE SOLICITOR


SIGNED by CHARLES SCHNATTER     )
duly authorised to sign for     )
and on behalf of                )
PAPA JOHN'S (UK) LIMITED        )   /s/ Charles W. Schnatter (As Attorney)
in the presence of:             )

Witness signature:                  /s/ Eliot Kate

Name:                               ELIOT KATE

Address:                            Berwin Leighton, Adelaide House, London EC4

Occupation:                         TRAINEE SOLICITOR

SIGNED by                       )
duly authorised to sign for     )
and on behalf of  nn            )
BARRINGTON HOUSE NOMINEES       )   /s/ James Barbour Smith
LIMITED                         )
in the presence of:             )

Witness signature:                  /s/ Eliot Kate

Name:                               ELIOT KATE

Address:                            Berwin Leighton, Adelaide House, London EC4

Occupation:                         TRAINEE SOLICITOR


SIGNED by CHARLES SCHNATTER     )
duly authorised to sign for     )
and on behalf of                )
PAPA JOHN'S INTERNATIONAL, INC. )   /s/ Charles W. Schnatter (As Attorney)
in the presence of:             )

Witness signature:                  /s/ Eliot kate

Name:                               ELIOT KATE

Address:                            Berwin Leighton, Adelaide House, London EC4

Occupation:                         TRAINEE SOLICITOR